EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-74692 of The Men’s Wearhouse, Inc. on Form S-8 of our report dated June 21, 2011, relating to the 2010 financial statements of The Men’s Wearhouse, Inc. 401(k) Savings Plan, appearing in this Annual Report on Form 11-K of The Men’s Wearhouse, Inc. 401(k) Savings Plan for the year ended December 31, 2011.

/s/ Deloitte & Touche LLP

Houston, Texas
June 18, 2012